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                                                                   Exhibit 24.02

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS that the undersigned constitutes and appoints Dean A. DeBiase, Farhang Zamani, Payam Zamani and Samuel M. Hedgpeth III, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: March 7, 1999

                                                    /s/ Peter S. Sealey
                                          By: _________________________________

                                                      Peter S. Sealey
                                          Print Name: _________________________

                                                         Director
                                          Title: ______________________________